SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 14, 2010

CHINA ORGANIC AGRICULTURE, INC.
-----------------------------
(Exact Name of Registrant as Specified in its Charter)

Florida	000-52430	20-3505071
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

Dalian City, Zhongshan District, Youhao Road
Manhattan Building #1, Suite # 1511
Dalian City, Liaoning Province, P.R. China
(Address of principal executive offices)

(707) 709-2321
(Issuer's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 14, 2010, China Agriculture, Inc. (the “Company”) announced that Counsel for the Company and counsel for the Plaintiff Class had entered into a Stipulation and Agreement of Settlement which has been submitted for approval by the Court. Under the terms of the settlement, eligible class members would receive a total of $300,000 in cash together with shares of its common stock having a value of $300,000 in exchange for a release of claims which class members have or may have against the Company, its directors, officers, affiliates, shareholders and agents, except claims arising out of or related to the settlement. The press release issued by the Company concerning the settlement is annexed hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

                 On June 14, 2010, the Company issued a press release announcing that counsel for the Company and counsel for the Plaintiff Class had entered into a Stipulation and Agreement of Settlement with respect to the pending shareholder class action lawsuit which has been submitted for approval by the Court. A copy of the press release is attached hereto as Exhibit 99.1.

                 The information in this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Press Release: China Organic Agriculture, Inc. Agrees to Settlement of Shareholder Class Action Lawsuit.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ORGANIC AGRICULTURE, INC.

Dated: June 14, 2010	By:
/s/ Qian Qi
Qian Qi
Chief Executive Officer
(Principal Executive Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release: China Organic Agriculture, Inc. Agrees to Settlement of Shareholder Class Action Lawsuit.

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